UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015

VAPOR CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3001 Griffin Road, Dania Beach, Florida		33312
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 766-5351

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VAPOR CORP.

FORM 8-K
CURRENT REPORT

Item 1.01	Entry into a Material Definitive Agreement

On March 3, 2015, Vapor Corp. (the “Registrant”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors providing for the sale of $3,500,960 in shares (the “Shares”) of the Registrant’s Common Stock, par value $0.001 per share (“Common Stock”) at a price of $1.02 per share (the “Per Share Purchase Price”).

The Registrant also issued warrants (the “Warrants”, and collectively with the Purchase Agreement and the other documents, agreements and instruments referred to therein, the “Transaction Documents”) to purchasers of the Shares to acquire an aggregate of 3,432,314 shares of the Registrant’s Common Stock with an exercise price of $1.28 per share. The Shares and Warrants were issued and sold through an exempt private securities offering to certain accredited investors.  The material terms of the Transaction Documents are summarized below.

The Securities Purchase Agreement

Under the the Purchase Agreement, in connection with the sale of the Shares and Warrants (the “Transaction”), the Registrant made certain customary representations and warranties to the purchasers concerning the Registrant and its operations. Additionally, the Purchase Agreement requires the Registrant to comply with certain covenants and negative covenants, including but not limited to the following:

■
The Registrant agreed to make certain payments to purchasers of the Shares and Warrants in the event the Registrant fails to satisfy the current information requirements under Rule 144(c) of Regulation D or fails to timely issue new certificates to such holders representing Common Stock without restrictive legends in the event such legends are no longer required.

■	The Registrant agreed not to undertake any offering of securities that would be integrated with the Transaction.
■
The Registrant must use the net proceeds from the Transaction for working capital purposes and shall not use such proceeds: (a)  for the satisfaction of any portion of the Registrant’s debt (other than payment of trade payables in the ordinary course of the Registrant’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

■
The Registrant must indemnify, defend and hold harmless, the purchasers for all losses as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Registrant in the Purchase Agreement or other Transaction Documents and (b) any action instituted against a purchaser or any affiliate thereof by any other stockholder of the Registrant with respect to any of the transactions contemplated by the Transaction Documents.

■
The Registrant agreed that, until March 3, 2016, upon any issuance by the Registrant or any of its subsidiaries of Common Stock, Common Stock Equivalents for cash consideration, indebtedness or any combination thereof  (a “Subsequent Financing”), each purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

■
Until the earlier to occur of (i) 180 days from the Closing Date (as defined in the Purchase Agreement) or (ii) the date that the Lead Investor (as defined in the Purchase Agreement) holds less than 50% of the Shares, neither the Registrant nor any subsidiary may issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents at a per share purchase price less than the Per Share Purchase Price without the prior written consent of the Lead Investor.

■
Until such time as no purchaser holds any of the Warrants, the Registrant is prohibited from effecting or entering into an agreement to effect any issuance by the Registrant or any of its subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Purchase Agreement).

■
The Registrant has agreed to register the Common Stock and the Warrants for resale pursuant to an effective registration statement which must be filed within 45 days of March 3, 2015 and must be effective by the later of (i) the 90th day following March 3, 2015 (if no SEC review) or (ii) the 120th day following March 3, 2015 (if subject to SEC review).

■	The Registrant agreed to reimburse the Lead Investor $30,000 for all costs and expenses, including reasonable attorneys’ fees incurred in connection with the Transaction.

The Warrants

In connection with the sale and issuance of the Shares, the Registrant also issued to the purchasers, Warrants to acquire an aggregate of 3,432,314 shares of the Registrant’s Common Stock.  The Warrants are exercisable immediately issuance, until the fifth anniversary of such date of issuance at an exercise price of $1.28 per share (subject to certain adjustments upon the occurrence of certain events, including but not limited to stock dividends, stock splits, subsequent rights offerings of the Registrant, pro rata distributions of the Registrants, and in connection with a Fundamental Transactions.

The Transaction was consummated on March 4, 2015, immediately following the closing of the merger between the Registrant and Vaporin, Inc., a Delaware corporation (“Vaporin”).

The foregoing summaries of the Purchase Agreement and Warrants are not complete and are qualified in their entirety by reference to the full text of each such document, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated into and made a part of this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

After the conclusion of business on March 4, 2015, the Registrant completed its acquisition of Vaporin, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated December 17, 2014, by and between the Registrant and Vaporin. In accordance with the Merger Agreement, the Registrant acquired Vaporin through the merger of Vaporin with and into the Registrant (the “Merger”). The Registrant was the surviving company following the Merger. In connection with the Merger, the Registrant acquired approximately $5.2 million in assets, consisting primarily of $3.7 million in goodwill and approximately $1.0 million in inventory.  After giving effect to the Merger the Registrant now has 16 retail stores, including kiosks.

Pursuant to the terms of the Merger Agreement, the issued and outstanding shares of Vaporin common stock (including shares of common stock issued upon conversion of Vaporin preferred stock immediately prior to the consummation of the Merger in accordance with the Merger Agreement) at the effective time of the Merger was converted into the right to receive an aggregate of 13,591,549 shares of the Registrant’s Common Stock.  The options and warrants to acquire Vaporin common stock that were issued and outstanding as of the effective time of the Merger, as well as 910,000 restricted stock units which were exchangeable for Vaporin common stock, were assumed by the Registrant in the Merger and the number of shares issuable under such securities were adjusted to give effect to the Per Share Merger Consideration (as defined in the Merger Agreement).

Upon consummation of the Merger, Emagine the Vape Store, LLC, a Delaware limited liability company and a 50% owned subsidiary of each of the Registrant and Vaporin, became a wholly owned subsidiary of the Registrant.

Vaporin will file a Form 15 with the SEC to immediately suspend its reporting obligations under Section 15(d) of the Exchange Act with respect to the shares of Vaporin common stock.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on December 18, 2014 and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

Item 1.01 of this Current Report on Form 8-K is incorporated into and made a part of this Item 3.02 by reference. The Shares and Warrants were issued and sold to certain “accredited investors” (as defined in Rule 501 of Regulation D) in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Upon the closing of the transactions, the Registrant paid a commission of $350,000 to Palladium Capital Advisors, LLC, a registered broker-dealer (“Palladium”), pursuant to the placement agency agreement entered into between the Registrant and Palladium.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(b)           On March 4, 2015, Robert J. Barrett III resigned from the Registrant’s Board of Directors, effective immediately.  Mr. Barrett served on the Audit, Compensation, and Nominating and Corporate Governance Committees.  Mr. Barrett’s resignation did not involve a disagreement with the Registrant known to an executive officer of the Registrant on any matter relating to the Registrant’s operations, policies or practices.

Also on March 4, 2015, Jeffrey Holman resigned as President and Harlan Press resigned as Chief Financial Officer, effective immediately.  Mr. Holman will remain as Chairman and Chief Executive Officer.  Mr. Press has agreed to serve as Vice President of Finance.

(c)           On March 4, 2015, the Board of Directors of the Registrant appointed Gregory Brauser, age 29, as President and James Martin, age 48, as Chief Financial Officer, effective immediately.

Mr. Brauser has served as Chief Operating Officer of Vaporin, Inc. since January 2014.  Prior to his appointment he was Chief Operating Officer of Vaporin and was the Chief Executive Officer of Direct Source China (“Direct Source”) since 2009, a U.S. owned sourcing company that he founded and which was headquartered in Shanghai, China and Ft. Lauderdale, Florida, that assisted mid-size U.S. businesses with their direct manufacturing overseas.  From 2011 through January 2014, Mr. Brauser also served as Vice Chairman and director of Dog-E-Glow, Inc., a manufacturer and distributer of LED lighted dog collars and leashes.

Mr. Martin has served as Chief Financial Officer of Vaporin, Inc. since April 2014.  Prior to his appointment as Chief Financial Officer of Vaporin, Mr. Martin was Chief Financial Officer of Non-Invasive Monitoring Systems, Inc. (“NIMS”), a publicly held medical device company since January 2011. Mr. Martin previously had served as Chief Financial Officer of SafeStitch Medical, Inc. (“SafeStitch”), a publicly-held medical device company from January 2011 through October 2013. From January 2011 through December 2011 Mr. Martin also served as Vice President of Finance of Aero Pharmaceuticals, Inc. (“Aero”), a privately held pharmaceutical distributor that voluntarily dissolved in December 2011. From July 2010 through January 2011, Mr. Martin served as Controller of each of NIMS, SafeStitch and Aero. Also from May 2008 through July 2010, Mr. Martin served as Controller of AAR Aircraft Services-Miami, a subsidiary of AAR Corp, an aerospace and defense company in which he was responsible for all financial reporting and inventory logistics.

Neither Mr. Brauser nor Mr. Martin has any family relationship with any other executive officers or directors of the Registrant.  There are no arrangements or understandings between either Mr. Brauser or Mr. Martin and any other person pursuant to which such person was appointed as an officer or director of the Registrant.  There have been no related party transactions in the past two years in which the Registrant or any of its subsidiaries was or is to be a party, in which either Mr. Brauser or Mr. Martin have, or will have, a direct or indirect material interest.

While no formal compensation decisions are expected to be made until the Compensation Committee has completed a thorough review of the Registrant’s compensation practices, Mr. Brauser will initially earn a base salary of $175,000 and Mr. Martin will initially earn a base salary of $175,000.

(d)           On March 4, 2015, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of the Registrant appointed Gregory Brauser and Robert Swayman as directors, effective immediately, subject to re-election at the next annual meeting of the stockholders to be held in May 2015.  Mr. Swayman will serve on the Audit, Compensation, and Nominating and Corporate Governance Committees.

Mr. Swayman currently has served as President and Chief Executive Officer of National Alarm Systems, Inc., a company that he founded, since 1998.  Mr. Swayman is a Certified Public Accountant and holds a B.S. degree in accounting from the State University of New York at Buffalo.  Mr. Swayman is not a party to any arrangement or understanding with any person pursuant to which he was appointed as a director nor is he a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Registrant or any of its subsidiaries.

Item 8.01	Other Events

On March 5, 2015, the Registrant issued a press release announcing the closing of the Merger. The full text of the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired

The financial statements required by this Item are not being filed with this Current Report on Form 8-K. Such financial statements will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information

The pro forma financial information required by this Item is not being filed with this Current Report on Form 8-K. Such pro forma financial information will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)           Exhibits

10.1	Form of Securities Purchase Agreement, by and among the Registrant and the purchasers named therein, dated as of March 3, 2015.
10.2	Form of Common Stock Purchase Warrant - included as Exhibit C to Exhibit 10.1
99.1	Press Release, dated March 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date:	March 5, 2015	By:	/s/ James Martin
James Martin
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement, by and among the Registrant and the purchasers named therein, dated as of March 3, 2015

10.2	Form of Common Stock Purchase Warrant - included as Exhibit C to Exhibit 10.1

99.1	Press Release, dated as of March 5, 2015